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                                                                 Exhibit 10.80.3
                                                                 ---------------

                      AMENDMENT TO RETENTION PLAN AGREEMENT

         This Amendment (the "Amendment") is entered into as of January 4, 2002 between Synbiotics Corporation ("Synbiotics") and the undersigned employee of Synbiotics or its subsidiary ("Employee").

         A. Synbiotics and Employee are parties to a written retention plan agreement, as amended (the "Retention Plan Agreement"), under which Synbiotics promised, on the day following the sale of Synbiotics' animal heath business, to
(i) make a cash bonus payment to Employee and (ii) accelerate the vesting and provide a fixed exercisability period of all stock options issued to Employee.

         B. Synbiotics is working toward entering into a Stock Purchase Agreement with Redwood West Coast, LLC ("Redwood"), under which Redwood would make an investment in Synbiotics stock (the "Stock Purchase Agreement"). Synbiotics has determined that a closing under the Stock Purchase Agreement would constitute the sale of Synbiotics' animal health business and entitle the Employee to a cash payment of $188,124.00 (the "Retention Plan Cash Amount") under the Retention Plan Agreement.

         C. Redwood requires Employee and Synbiotics to enter into this Amendment before Redwood will enter into the Stock Purchase Agreement.

         D. Synbiotics and Employee desire to amend the Retention Plan Agreement to provide that Synbiotics will issue to Employee 1,045,133 fully vested, fully paid and nonassessable shares of common stock of Synbiotics (the "New Shares") pursuant to the Synbiotics 1995 Stock Option/Stock Issuance Plan, as amended (the "1995 Plan") instead of paying the Retention Plan Cash Amount.

         E. Employee is willing separately to agree to forfeit any and all of Employee's options to purchase stock of Synbiotics, in exchange for Synbiotics making (and not seeking reimbursement from Employee for) certain tax withholding amounts for and on behalf of Employee.

         NOW, THEREFORE:

         1. Synbiotics and Employee hereby agree that if and only if Synbiotics and Redwood enter into the Stock Purchase Agreement, the Retention Plan Agreement is hereby amended (as of immediately before the closing under the Stock Purchase Agreement (the "Stock Purchase Closing")) by:

             1.1 deleting the paragraph captioned "Cash Bonus" in its entirety and replacing such paragraph with the following:

             "The Company will issue to you on or before May 15, 2002, 1,045,133 fully vested, fully paid and nonassessable shares of common stock of the Company pursuant to the Company's 1995 Stock Option/Stock Issuance Plan, as amended."

             1.2 deleting the paragraph captioned "Restricted Stock and Stock Options" in its entirety.

         2.  Employee represents and warrants to Synbiotics as follows:

             2.1 Employee is acquiring the New Shares for Employee's own account and not with a view to or for sale in connection with any distribution of the New Shares.

             2.2 Employee acknowledges that Employee has received a copy of the Prospectus of Synbiotics dated as of January 4, 2002. Employee has received all the information Employee considers necessary or appropriate for deciding whether to sign this Amendment and acquire the New Shares.

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        3.  The value of the New Shares will be taxable income to Employee.
Withholding taxes must be paid to Federal and State tax authorities. Synbiotics agrees to pay any and all tax withholding amounts required to be paid by Synbiotics and/or by Employee arising out of or in connection with the issuance of the New Shares (except for "secondary" employee-side withholdings, if any, associated with the "primary" employee-side withholding payments made by Synbiotics on behalf of Employee), and without any requirement for Employee to repay Synbiotics for the withholding. Withholdings paid by Synbiotics on behalf of Employee count as "taxes paid" on Employee's 2002 Federal and State income tax returns. In exchange for this tax withholding benefit, Employee agrees to and hereby does (effective immediately before the Stock Purchase Closing) terminate and forfeit, without the need for further action by any party, any and all of Employee's options to purchase capital stock of Synbiotics. Synbiotics has no obligation with regard to any further or other taxes of Employee.

        4. Even if Employee's employment is terminated for any reason prior to May 15, 2002, Employee will still be entitled to receive the New Shares on May 15, 2002.

        5. All of the terms and provisions of the Retention Plan Agreement as amended hereby remain in full force and effect. However, Employee confirms that upon Redwood's January 2002 investment under the Stock Purchase Agreement, the Retention Plan Agreement (as amended hereby) is terminated except for Synbiotics' obligations arising from such January 2002 Redwood investment.

                                        EMPLOYEE

                                        /s/ Michael K. Green
                                        ----------------------------------------
                                        Name: Michael K. Green
                                              ----------------------------------


                                        SYNBIOTICS CORPORATION


                                        By: /s/ Paul A. Rosinack
                                            ------------------------------------
                                            Paul A. Rosinack, President & C.E.O.